Exhibit 99.1

Investor Contact: Colleen Mettler (314) 553-2197

Media Contact: Charlotte Boyd (952) 994-8607

Emerson Reports Fourth Quarter and Full Year 2022 Results;

Provides Initial 2023 Outlook

•	Fourth quarter net sales were $5.4 billion, up 8 percent from the year prior; underlying sales[1] were up 12 percent

•	Full year net sales were $19.6 billion, up 8 percent from the year prior; underlying sales were up 9 percent

•	Fourth quarter GAAP EPS was $1.24, up 12 percent from the year prior; adjusted EPS[2] was $1.53, up 16 percent

•	Full year GAAP EPS was $5.41, up 42 percent from the year prior; adjusted EPS was $5.25, up 16 percent

•	InSinkErator divestiture expected to close today

•	Completed 66th year of consecutive increased quarterly dividends per share; declared increase of quarterly cash dividend to $0.52 per share of common stock payable December 9, 2022 to stockholders of record November 11, 2022

ST. LOUIS, Oct. 31, 2022 - Emerson (NYSE: EMR) today reported results for its fourth quarter and fiscal year ended September 30, 2022.

Fourth quarter net sales were up 8 percent and underlying sales were up 12 percent. The Americas were up 17 percent, Europe was up 3 percent, and Asia, Middle East & Africa was up 7 percent. China was up 9 percent. Full year net sales were up 8 percent and underlying sales were up 9 percent. The Americas were up 14 percent, Europe was up 2 percent, and Asia, Middle East & Africa was up 5 percent. China was up 7 percent.

Fourth quarter pretax margin of 16.9 percent was up 20 basis points. Adjusted EBITA margin3 was 23.3 percent, up 260 basis points. Full year pretax margin of 20.8 percent was up 480 basis points. Adjusted EBITA margin was 21.6 percent, up 180 basis points.

Fourth quarter earnings per share were $1.24, up 12 percent. Adjusted earnings per share were $1.53, up 16 percent. Full year earnings per share were $5.41, up 42 percent. Adjusted earnings per share were $5.25, up 16 percent.

Fourth quarter operating cash flow was $1.2 billion, up 42 percent, and free cash flow was $1.0 billion, up 63 percent. Full year operating cash flow was $2.9 billion, down 18 percent, and free cash flow was $2.4 billion, down 20 percent. Full year cash flow results reflected higher working capital due to increased sales and supply chain constraints throughout the year, and $153 million of tax payments on divestiture gains.

“Fiscal 2022 was a transformational year for Emerson. We made significant progress on our portfolio and culture transformation while maintaining our world-class operational execution,” said Emerson President and Chief Executive Officer Lal Karsanbhai. “Today's announcement to divest the Climate Technologies business is a critical milestone in positioning Emerson to be a global pure-play automation leader. We are energized by the growth and value creation opportunities enabled by our leading capabilities in intelligent devices, control systems and software.”

“Emerson closed out a strong 2022 with 9 percent growth in underlying sales and a 16 percent increase in adjusted earnings per share,” Karsanbhai continued. “Continued strength in automation demand and our robust backlog give us confidence in our 2023 sales guidance. Our operational execution will also lead to strong margins and cash flow conversion. Finally, I would like to thank our global employees for their hard work throughout 2022 and I look forward to future success as a global automation leader.”

Business Platform Results

Automation Solutions4 September trailing three-month underlying orders5 were up 6 percent and backlog of $5.8 billion was up 14 percent versus the prior year.

Fourth quarter net sales were up 7 percent, with underlying sales up 13 percent. The Americas were up 21 percent, Europe was flat and Asia, Middle East & Africa was up 10 percent. China was up 14 percent. Full year net sales were up 4 percent, with underlying sales up 7 percent. The Americas were up 14 percent, Europe was down 1 percent and Asia, Middle East & Africa was up 5 percent. China was up 11 percent.

Fourth quarter segment EBIT margin increased 290 basis points to 22.3 percent and adjusted segment EBITA6 margin increased 190 basis points to 24.6 percent. Full year segment EBIT margin increased 270 basis points to 20.0 percent and adjusted segment EBITA margin increased 190 basis points to 22.2 percent.

Commercial & Residential Solutions September trailing three-month underlying orders were up 7 percent and backlog of $1.2 billion was up 16 percent versus the prior year.

Fourth quarter net sales increased 2 percent, with underlying sales up 10 percent. The Americas were up 12 percent, Europe was up 12 percent and Asia, Middle East & Africa was down 2 percent. China was down 8 percent. Full year net sales increased 9 percent, with underlying sales up 13 percent. The Americas were up 15 percent, Europe was up 11 percent and Asia, Middle East & Africa was up 5 percent. China was down 7 percent.

Fourth quarter segment EBIT margin increased 230 basis points to 20.4 percent and adjusted segment EBITA margin increased 250 basis points to 21.9 percent. Full year segment EBIT margin decreased 60 basis points to 19.9 percent and adjusted segment EBITA margin decreased 70 basis points to 20.9 percent.

AspenTech7 fourth quarter net sales were $251 million. Segment EBIT margin was negative 15.2 percent, including $121 million of intangibles amortization, and adjusted segment EBITA margin was 32.9 percent. Full year net sales were $656 million. Segment EBIT margin was 1.9 percent and adjusted segment EBITA margin was 38.0 percent.

2023 Updated Outlook

Following the announcement of its Climate Technologies divestiture, Emerson will report financial results for Climate Technologies, InSinkErator and Therm-O-Disc as discontinued operations for all periods presented, beginning in 2023. The earnings from discontinued operations for 2023 are expected to be $10 billion to $11 billion, or $17 to $19 per share, including the net gains on 2023 divestitures.

The Company's 2023 continuing operations after the Climate Technologies divestiture (assumed to close March 31, 2023 for the purposes of guidance) will include interest income from the $2.25 billion note receivable from Climate Technologies and reflect the 45% common equity ownership in the income, or loss, of Climate Technologies. Emerson will not control Climate Technologies post-closing and is therefore unable to estimate the amount of its 45% share of Climate Technologies' post-close results. The Company will exclude the interest income from the note receivable from Climate Technologies and its share of Climate Technologies' operations in its calculation of 2023 adjusted earnings per share. Also excluded from adjusted earnings per share is the interest income on any undeployed net proceeds. The effect of Emerson's 45% share of Climate Technologies is expected to be immaterial to post-closing cash flows.

The 2023 outlook assumes approximately $1.2 billion of dividend payments and approximately $2 billion to be returned to shareholders through share repurchases.

The following tables summarize 2022 financials for continuing operations8 and fiscal year 2023 guidance framework for continuing operations8. Guidance figures are approximate.

2022 Results

	2022 Q1 Reported	2022 Q1 Continuing Operations[8]	2022 Reported	2022 Continuing Operations[8]
Net Sales	$4,473M	$3,156M	$19,629M	$13,804M
Earnings Per Share	$1.50	$1.25	$5.41	$3.16
Adjusted Earnings Per Share	$1.05	$0.79	$5.25	$3.64

2023 Guidance - Continuing Operations8

	2023 Q1	2023
Net Sales Growth	6% - 8%	7% - 9%
Underlying Sales Growth	6% - 8%	6.5% - 8.5%
Earnings Per Share[9]	$0.67 - $0.71	$3.51 - $3.66
Restructuring / Related Costs	~$0.03	~$0.13
Amortization of Intangibles	~$0.15	~$0.61
Interest on Note Receivable From Climate Technologies	---	~($0.10)
Interest Income on Undeployed Proceeds	---	~($0.15)
Adjusted Earnings Per Share	$0.85 - $0.89	$4.00 - $4.15

Notes:

1 Underlying sales excludes the impact of currency translation, and acquisitions and divestitures completed through September 30, 2022 including Therm-O-Disc, heritage AspenTech and Emerson's businesses contributed to AspenTech.

2 Adjusted EPS excludes restructuring, a gain on subordinated interest, first year purchase accounting, transaction and AspenTech pre-closing costs and charges, a gain from the Therm-O-Disc divestiture, write-offs associated with Emerson's announced Russia exit, investment-related gains, an AspenTech Micromine purchase price hedge and intangibles amortization expense.

3 Adjusted EBITA margin excludes restructuring, a gain on subordinated interest, first year purchase accounting, transaction and AspenTech pre-closing costs and charges, a gain from the Therm-O-Disc divestiture, write-offs associated with Emerson's announced Russia exit, investment-related gains, an AspenTech Micromine purchase price hedge and intangibles amortization expense.

4 Automation Solutions net sales, backlog, segment EBIT margin and adjusted segments EBITA margin does not include Emerson's businesses contributed to AspenTech, which have been reclassified to the AspenTech segment.

5 Trailing three-month underlying orders does not include Therm-O-Disc (divested and previously reported in Commercial & Residential Solutions) or Emerson's businesses contributed to AspenTech (previously reported in Automation Solutions).

6 Adjusted segment EBITA margin excludes restructuring and intangible amortization expense.

7 The AspenTech segment includes the full year results for Emerson's businesses contributed to AspenTech and the heritage AspenTech business as of May 16, 2022, the date upon which the Company acquired its majority equity ownership interest in AspenTech.

8 Following the announcement of its Climate Technologies divestiture, Emerson will report financial results for Climate Technologies, InSinkErator and Therm-O-Disc as discontinued operations for all periods presented, beginning in 2023. The earnings from discontinued operations for 2023 are expected to be $10 billion to $11 billion, or $17 to $19 per share, including the net gains on 2023 divestitures. The Company's 2023 continuing operations after the Climate Technologies divestiture (assumed to close March 31, 2023 for the purposes of guidance) will include interest income from the $2.25 billion note receivable from Climate Technologies and reflect the 45% common equity ownership in the income, or loss, of Climate Technologies. Emerson will not control Climate Technologies post-closing and is therefore unable to estimate the amount of its 45% share of Climate Technologies' post-close results. The Company will exclude the interest income from the note receivable from Climate Technologies and its share of Climate Technologies' operations in its calculation of 2023 adjusted earnings per share. Also excluded from adjusted earnings per share is the interest income on any undeployed net proceeds. The effect of Emerson's 45% share of Climate Technologies is expected to be immaterial to post-closing cash flows.

9 2023 earnings per share guidance from continuing operations excludes any potential impact from the 45% common equity ownership in Climate Technologies' income or loss post-close. Emerson will not control Climate Technologies post-closing and is therefore unable to estimate the probable significance or impact on our earnings per share results from the 45% share of Climate Technologies' post-close results. Emerson will exclude its 45% share of Climate Technologies' post-close operations from the calculation of its 2023 adjusted earnings per share.

Upcoming Investor Events

Today, beginning at 7:00 a.m. Central Time / 8:00 a.m. Eastern Time, Emerson management will discuss the fourth quarter results, fiscal year results and its Climate Technologies divestiture during an investor conference call. Participants can access a live webcast available at www.emerson.com/en-us/investors at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Emerson will hold an in-person and virtual investor conference on Tuesday, Nov. 29 in New York City. A live webcast of the investor conference will begin at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time. A link to register and attend the webcast is available at www.emerson.com/en-us/investors. The webcast will remain available for 90 days.

Forward-Looking and Cautionary Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed Climate Technologies transaction, the proposed sale of its InSinkErator food waste disposal business, the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company's expectation for its consolidated results, other than as noted herein.

(tables attached)

Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended Sept 30		Percent
	2021	2022	Change

Net sales	$4,947	$5,360	8%
Cost of sales	2,951	3,043
SG&A expenses	1,054	1,136
Gain on sale of business	—	(3)
Other deductions, net	75	227
Interest expense, net	39	53
Earnings before income taxes	828	904	9%
Income taxes	154	196
Net earnings	674	708
Less: Noncontrolling interests in subsidiaries	4	(32)
Net earnings common stockholders	$670	$740	10%

Diluted avg. shares outstanding	600.5	594.5

Diluted earnings per share common share	$1.11	$1.24	12%

	Quarter Ended Sept 30
	2021	2022
Other deductions, net
Amortization of intangibles	$77	$134
Restructuring costs	39	36
Other	(41)	57
Total	$75	$227

Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended Sept 30		Percent
	2021	2022	Change

Net sales	$18,236	$19,629	8%
Cost of sales	10,673	11,441
SG&A expenses	4,179	4,248
Gain on subordinated interest	—	(453)
Gain on sale of business	—	(486)
Other deductions, net	318	601
Interest expense, net	154	193
Earnings before income taxes	2,912	4,085	40%
Income taxes	585	855
Net earnings	2,327	3,230
Less: Noncontrolling interests in subsidiaries	24	(1)
Net earnings common stockholders	$2,303	$3,231	40%

Diluted avg. shares outstanding	601.8	596.3

Diluted earnings per share common share	$3.82	$5.41	42%

	Year Ended Sept 30
	2021	2022
Other deductions, net
Amortization of intangibles	$300	$357
Restructuring costs	150	86
Other	(132)	158
Total	$318	$601

Other for the year end September 30, 2022 includes a charge of $135 related to the Company exiting its business in Russia, acquisition/divestiture costs of $110 and a loss of $50 in the fourth quarter related to AspenTech’s Micromine purchase price hedge.

Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Sept 30
	2021	2022
Assets
Cash and equivalents	$2,354	$1,804
Receivables, net	2,971	3,008
Inventories	2,050	2,191
Other current assets	1,057	1,503
Total current assets	8,432	8,506
Property, plant & equipment, net	3,738	3,361
Goodwill	7,723	14,662
Other intangible assets	2,877	6,724
Other	1,945	2,419
Total assets	$24,715	$35,672

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$872	$2,115
Accounts payable	2,108	2,028
Accrued expenses	3,266	3,634
Total current liabilities	6,246	7,777
Long-term debt	5,793	8,259
Other liabilities	2,753	3,320
Equity
Common stockholders' equity	9,883	10,364
Noncontrolling interests in subsidiaries	40	5,952
Total equity	9,923	16,316
Total liabilities and equity	$24,715	$35,672

Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2021	2022
Operating activities
Net earnings	$2,327	$3,230
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	969	1,039
Stock compensation	224	144
Pension expense	28	2
Pension funding	(41)	(43)
Changes in operating working capital	203	(515)
Gain on subordinated interest	—	(453)
Gain on sale of business	—	(486)
Other, net	(135)	4
Cash provided by operating activities	3,575	2,922

Investing activities
Capital expenditures	(581)	(531)
Purchases of businesses, net of cash and equivalents acquired	(1,611)	(5,702)
Divestitures of businesses	34	601
Proceeds from subordinated interest	—	438
Other, net	38	(140)
Cash used in investing activities	(2,120)	(5,334)

Financing activities
Net increase in short-term borrowings	(504)	1,241
Proceeds from short-term borrowings greater than three months	71	1,162
Payments of short-term borrowings greater than three months	(71)	(1,165)
Proceeds from long-term debt	—	2,975
Payments of long-term debt	(308)	(522)
Dividends paid	(1,210)	(1,223)
Purchases of common stock	(500)	(500)
Other, net	100	80
Cash provided by (used in) financing activities	(2,422)	2,048

Effect of exchange rate changes on cash and equivalents	6	(186)
Increase (Decrease) in cash and equivalents	(961)	(550)
Beginning cash and equivalents	3,315	2,354
Ending cash and equivalents	$2,354	$1,804

Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Sept 30
	2021	2022
Sales
Measurement & Analytical Instrumentation	$860	$919
Valves, Actuators & Regulators	961	1,000
Industrial Solutions	610	660
Systems & Software	669	728
Automation Solutions	3,100	3,307

AspenTech	79	251

Climate Technologies	1,289	1,316
Tools & Home Products	486	487
Commercial & Residential Solutions	1,775	1,803

Eliminations	(7)	(1)
Net sales	$4,947	$5,360

Earnings
Automation Solutions	$601	$738

AspenTech	(6)	(39)

Climate Technologies	234	284
Tools & Home Products	88	85
Commercial & Residential Solutions	322	369

Stock compensation	(33)	(37)
Unallocated pension and postretirement costs	23	23
Corporate and other	(40)	(100)
Gain on sale of business	—	3
Interest expense, net	(39)	(53)
Earnings before income taxes	$828	$904

Table 5 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Sept 30
	2021	2022
Restructuring costs
Automation Solutions	$29	$19

AspenTech	—	(1)

Climate Technologies	7	5
Tools & Home Products	3	10
Commercial & Residential Solutions	10	15

Corporate	—	3
Total	$39	$36
The table above does not include $27 and $17 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended September 30, 2021 and 2022, respectively.

Depreciation and Amortization
Automation Solutions	$144	$131

AspenTech	24	123

Climate Technologies	47	41
Tools & Home Products	17	13
Commercial & Residential Solutions	64	54

Corporate and other	17	9
Total	$249	$317

Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2021	2022
Sales
Measurement & Analytical Instrumentation	$3,071	$3,206
Valves, Actuators & Regulators	3,483	3,604
Industrial Solutions	2,266	2,403
Systems & Software	2,472	2,545
Automation Solutions	11,292	11,758

AspenTech	319	656

Climate Technologies	4,748	5,200
Tools & Home Products	1,905	2,033
Commercial & Residential Solutions	6,653	7,233

Eliminations	(28)	(18)
Net sales	$18,236	$19,629

Earnings
Automation Solutions	$1,955	$2,356

AspenTech	(7)	12

Climate Technologies	965	1,038
Tools & Home Products	399	402
Commercial & Residential Solutions	1,364	1,440

Stock compensation	(224)	(144)
Unallocated pension and postretirement costs	94	99
Corporate and other	(116)	(424)
Gain on subordinated interest	—	453
Gain on sale of business	—	486
Interest expense, net	(154)	(193)
Earnings before income taxes	$2,912	$4,085

Table 6 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2021	2022
Restructuring costs
Automation Solutions	$121	$52

AspenTech	2	—

Climate Technologies	15	10
Tools & Home Products	7	11
Commercial & Residential Solutions	22	21

Corporate	5	13
Total	$150	$86
The table above does not include $38 and $43 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the twelve months ended September 30, 2021 and 2022, respectively.

Depreciation and Amortization

Automation Solutions	$537	$514
AspenTech	95	242

Climate Technologies	191	177
Tools & Home Products	76	71
Commercial & Residential Solutions	267	248

Corporate and other	70	35
Total	$969	$1,039

Table 7
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

The following tables, which show results on an adjusted EBITA basis and diluted earnings per share on an adjusted basis, are intended to supplement the Company's discussion of its results of operations herein. The Company defines adjusted EBITA as earnings excluding interest expense, net, income taxes, intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted earnings per share excludes intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction fees, and certain gains, losses or impairments. Adjusted EBITA, adjusted EBITA margin, and adjusted earnings per share are measures used by management and may be useful for investors to evaluate the Company's operational performance.

	Quarter Ended Sept 30
	2021	2022

Pretax earnings	$828	$904
Percent of sales	16.7%	16.9%
Interest expense, net	39	53
Restructuring and related costs	66	52
Amortization of intangibles	85	174
Gain on sale of business	—	(3)
Russia business exit	—	19
Acquisition/divestiture costs	—	13
AspenTech Micromine purchase price hedge	—	50
Investment-related gains	—	(14)
OSI first year acquisition accounting charges	9	—
Adjusted EBITA	$1,027	$1,248
Percent of sales	20.7%	23.3%

	Quarter Ended Sept 30
	2021	2022

GAAP earnings per share	$1.11	$1.24
Restructuring and related costs	0.08	0.07
Amortization of intangibles	0.11	0.15
Russia business exit	—	0.03
Acquisition/divestiture costs and interest on AspenTech debt	—	0.02
AspenTech Micromine purchase price hedge	—	0.04
Investment-related gains	—	(0.02)
OSI first year acquisition accounting charges	0.02	—
Adjusted earnings per share	$1.32	$1.53

Table 8
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS SUPPLEMENTAL
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended Sept 30
	2021	2022

Pretax earnings	$2,912	$4,085
Percent of sales	16.0%	20.8%
Interest expense, net	154	193
Restructuring and related costs	188	119
Amortization of intangibles	327	451
Gain on subordinated interest	—	(453)
Gain on sale of business	—	(486)
Russia business exit	—	181
Acquisition/divestiture costs	—	110
AspenTech Micromine purchase price hedge	—	50
Investment-related gains	(17)	(14)
OSI first year acquisition accounting charges and fees	50	—
Adjusted EBITA	$3,614	$4,236
Percent of sales	19.8%	21.6%

	Year Ended Sept 30
	2021	2022

GAAP earnings per share	$3.82	$5.41
Restructuring and related costs	0.24	0.15
Amortization of intangibles	0.41	0.48
Gain on subordinated interest	—	(0.60)
Gain on sale of business	—	(0.72)
Russia business exit	—	0.32
Acquisition/divestiture costs, AspenTech interest on debt	—	0.19
AspenTech Micromine purchase price hedge	—	0.04
Investment-related gains	(0.03)	(0.02)
OSI first year acquisition accounting charges and fees	0.07	—
Adjusted earnings per share	$4.51	$5.25

Table 9
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Sept 30
	2021	2022
Automation Solutions

Automation Solutions EBIT	$601	$738
Percent of sales	19.4%	22.3%
Restructuring and related costs	52	35
Amortization of intangibles	50	42
Automation Solutions EBITA	$703	$815
Percent of sales	22.7%	24.6%

AspenTech

AspenTech EBIT	$(6)	$(39)
Percent of sales	(7.5%)	(15.2%)
Restructuring and related costs	—	(1)
Amortization of intangibles	22	121
AspenTech EBITA	$16	$81
Percent of sales	20.8%	32.9%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$322	$369
Percent of sales	18.1%	20.4%
Restructuring and related costs	11	16
Amortization of intangibles	13	11
Commercial & Residential Solutions EBITA	$346	$396
Percent of sales	19.4%	21.9%

Table 10
EMERSON AND SUBSIDIARIES
SEGMENT EBITA
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2021	2022
Automation Solutions

Automation Solutions EBIT	$1,955	$2,356
Percent of sales	17.3%	20.0%
Restructuring and related costs	146	89
Amortization of intangibles	186	167
Automation Solutions EBITA	$2,287	$2,612
Percent of sales	20.3%	22.2%

AspenTech

AspenTech EBIT	$(7)	$12
Percent of sales	(2.3%)	1.9%
Restructuring and related costs	2	—
Amortization of intangibles	89	237
AspenTech EBITA	$84	$249
Percent of sales	26.2%	38.0%

Commercial & Residential Solutions

Commercial & Residential Solutions EBIT	$1,364	$1,440
Percent of sales	20.5%	19.9%
Restructuring and related costs	26	24
Amortization of intangibles	52	47
Commercial & Residential Solutions EBITA	$1,442	$1,511
Percent of sales	21.6%	20.9%

Reconciliations of Non-GAAP Financial Measures & Other	Table 11

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts). See tables 7 through 10 for additional non-GAAP reconciliations.

Q4 2022 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	7%	2%	8%
(Favorable) / Unfavorable FX	6%	3%	5%
Acquisitions	—%	—%	(3)%
Divestitures	—%	5%	2%
Underlying*	13%	10%	12%

2022 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	4%	9%	8%
(Favorable) / Unfavorable FX	3%	2%	2%
Acquisitions	—%	—%	(2)%
Divestitures	—%	2%	1%
Underlying*	7%	13%	9%

2023E November Guidance Underlying Sales Change	Q1 FY23E	FY23E
Reported (GAAP)	6% - 8%	7% - 9%
(Favorable) / Unfavorable FX	~6%	~3.5%
(Acquisitions) / Divestitures	~(6)%	~(4)%
Underlying*	6% - 8%	6.5% - 8.5%

Q4 Earnings Per Share	Q4 FY21	Q4 FY22	Change
Earnings per share (GAAP)	$1.11	$1.24	12%
Restructuring and related costs	0.08	0.07	(1)%
Amortization of intangibles	0.11	0.15	2%
Russia business exit	—	0.03	2%
Acquisition/divestiture costs	—	0.02	1%
AspenTech Micromine purchase price hedge	—	0.04	2%
Investment-related gains	—	(0.02)	(1)%
OSI purchase accounting items	0.02	—	(1)%
Adjusted earnings per share*	$1.32	$1.53	16%

Earnings Per Share	FY21	FY22	Change
Earnings per share (GAAP)	$3.82	$5.41	42%
Restructuring and related costs	0.24	0.15	(5)%
Amortization of intangibles	0.41	0.48	(2)%
Gain on subordinated interest	—	(0.60)	(13)%
Gain on sale of Therm-O-Disc	—	(0.72)	(16)%
Russia business exit	—	0.32	7%
Acquisition/divestiture costs and interest on pre-acquisition AspenTech debt	—	0.19	4%
AspenTech Micromine purchase price hedge	—	0.04	1%
Investment-related gains	(0.03)	(0.02)	-%
OSI purchase accounting	0.07	—	(2)%
Adjusted earnings per share*	$4.51	$5.25	16%

Earnings Per Share	FY23E	Q1 FY23E
Earnings per share (GAAP)	$3.51 - $3.66	$0.67 - $0.71
Restructuring and related costs	0.13	0.03
Amortization of intangibles	0.61	0.15
Interest on note receivable from Climate Technologies	(0.10)	—
Interest income on undeployed proceeds	(0.15)	—
Adjusted earnings per share*	$4.00 - $4.15	$0.85 - $0.89

EBITA Margin	Q4 FY21	Q4 FY22	Change
Pretax margin (GAAP)	16.7%	16.9%	20 bps
Interest expense, net	0.8%	1.0%	20 bps
Restructuring and related costs	1.2%	1.0%	(20) bps
Amortization of intangibles	1.7%	3.2%	150 bps
Gain on sale of Therm-O-Disc	—%	(0.1)%	(10) bps
Russia business exit	—%	0.3%	30 bps
Acquisition/divestiture costs	—%	0.3%	30 bps
AspenTech Micromine purchase price hedge	—%	1.0%	100 bps
Investment-related gains	—%	(0.3)%	(30) bps
OSI purchase accounting items	0.3%	—%	(30) bps
Adjusted EBITA margin*	20.7%	23.3%	260 bps

EBITA Margin	FY21	FY22	Change
Pretax margin (GAAP)	16.0%	20.8%	480 bps
Interest expense, net	0.8%	1.0%	20 bps
Restructuring and related costs	1.0%	0.6%	(40) bps
Amortization of intangibles	1.8%	2.3%	50 bps
Gain on sale of Therm-O-Disc	—%	(2.5)%	(250) bps
Gain on subordinated interest	—%	(2.3)%	(230) bps
Russia business exit	—%	0.9%	90 bps
Acquisition/divestiture costs	—%	0.6%	60 bps
AspenTech Micromine purchase price hedge	—%	0.3%	30 bps
Investment-related gains	(0.1)%	(0.1)%	- bps
OSI purchase accounting items	0.3%	—%	(30) bps
Adjusted EBITA margin*	19.8%	21.6%	180 bps

Sales - Continuing Operations	FY22	Q1 FY22
Reported sales (GAAP)	$19,629	$4,473
Divested businesses	(5,825)	(1,317)
Continuing operations sales*	$13,804	$3,156

Earnings Per Share - Continuing Operations	FY22	Q1 FY22
Reported earnings per share (GAAP)	$5.41	$1.50
Divested businesses	(2.25)	(0.25)
Continuing operations earnings per share*	3.16	1.25
Restructuring and related costs	0.14	0.02
Amortization of intangibles	0.45	0.09
Gain on subordinated interest	(0.60)	(0.60)
Russia business exit	0.32	—
Acquisition/divestiture costs and pre-acquisition interest on AspenTech debt	0.15	0.03
AspenTech Micromine purchase price hedge	0.04	—
Investment-related gains	(0.02)	—
Adjusted earnings per share continuing operations*	$3.64	$0.79

Q4 Automation Solutions Segment EBIT Margin	Q4 FY21	Q4 FY22	Change
Automation Solutions Segment EBIT margin (GAAP)	19.4%	22.3%	290 bps
Restructuring and related costs	1.7%	1.1%	(60) bps
Amortization of intangibles impact	1.6%	1.2%	(40) bps
Automation Solutions Adjusted Segment EBITA margin*	22.7%	24.6%	190 bps

Automation Solutions Segment EBIT Margin	FY21	FY22	Change
Automation Solutions Segment EBIT margin (GAAP)	17.3%	20.0%	270 bps
Restructuring and related costs	1.3%	0.8%	(50) bps
Amortization of intangibles impact	1.7%	1.4%	(30) bps
Automation Solutions Adjusted Segment EBITA margin*	20.3%	22.2%	190 bps

Q4 Commercial & Residential Solutions EBIT Margin	Q4 FY21	Q4 FY22	Change
Commercial & Residential EBIT margin (GAAP)	18.1%	20.4%	230 bps
Restructuring and related costs	0.6%	0.9%	30 bps
Amortization of intangibles impact	0.7%	0.6%	(10) bps
Commercial & Residential Adjusted EBITA margin*	19.4%	21.9%	250 bps

Commercial & Residential Solutions EBIT Margin	FY21	FY22	Change
Commercial & Residential EBIT margin (GAAP)	20.5%	19.9%	(60) bps
Restructuring and related costs	0.3%	0.3%	- bps
Amortization of intangibles impact	0.8%	0.7%	(10) bps
Commercial & Residential Adjusted EBITA margin*	21.6%	20.9%	(70) bps

AspenTech EBIT Margin	FY22	Q4 FY22
AspenTech EBIT margin (GAAP)	1.9%	(15.2)%
Restructuring and related costs	—%	(0.2)%
Amortization of intangibles impact	36.1%	48.3%
AspenTech Adjusted EBITA margin*	38.0%	32.9%

Q4 Cash Flow	Q4 FY21	Q4 FY22	Change
Operating cash flow (GAAP)	$855	$1,217	42%
Capital expenditures	(231)	(196)	21%
Free cash flow*	$600	$1,021	63%

Year-To-Date Cash Flow	FY21	FY22	Change
Operating cash flow (GAAP)	$3,575	$2,922	(18)%
Capital expenditures	(581)	(531)	(2)%
Free cash flow*	$2,994	$2,391	(20)%

Note 1: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.
Note 2: All fiscal year 2023E figures are approximate, except where range is given.

###